Exhibit 4.41

SUBSCRIPTION AGREEMENT

by and between

JD.COM, INC.

and

GOOGLE LLC

Dated as of June 18, 2018

i

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of June 18, 2018, by and between:

1.             JD.com, Inc., a company incorporated under the laws of the Cayman Islands (the “Company”); and

2.             Google LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser desires to subscribe for and be issued from the Company, and the Company desires to allot and issue to the Purchaser, certain class A ordinary shares, each with a par value US$0.00002 per share of the Company (“Class A Ordinary Shares”), pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, in relation to this Agreement, the Company and the Purchaser desire to enter into an investor rights agreement (the “Investor Rights Agreement”), in substantially the same form attached hereto as Exhibit A, to memorialize their mutual agreements and understandings relating to the Purchaser’s ownership of the Class A Ordinary Shares and certain rights granted to the Purchaser by the Company in relation thereto; and

WHEREAS, in relation to this Agreement, the Company and the Purchaser desire to enter into the BCA (as defined below) pursuant to the terms and conditions set forth in this Agreement and the other Transaction Agreements (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto, intending to be legally bound, agrees as follows:

ARTICLE I

DEFINITION AND INTERPRETATION

Section 1.1            Definition, Interpretation and Rules of Construction.

(a)           As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by the subject Person or together with the subject Person is jointly controlled by any third party. “control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) or more of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “controlled” and “controlling” have meanings correlative to the foregoing. With respect to any Person, its “Affiliates” includes the Subsidiaries, whether directly or indirectly owned, that are controlled by it (including the PRC domestic affiliate companies controlled by such Person through a VIE structure).

“Applicable Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Entity, in each case as amended, and any and all applicable government orders.

“Approvals” means any license, consent, authorization, order, confirmation, qualification, permission, certificate, approval, record-filing, registration and/or permit.

“BCA” means the business cooperation agreement entered into by and between the Company and the Purchaser on the date hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC, Hong Kong or New York are required or authorized by Applicable Law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Contracts” means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, security agreement, license, franchise, commitment or other arrangement or agreement, whether written or oral.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Fundamental Representations” means (i) the representations and warranties that are identified as “Fundamental Representations” in any other Transaction Agreement and (ii) the representations and warranties set forth under Section 3.1(a), Section 3.1(b), Section 3.1(c), Section 3.1(g), Section 3.2(a), Section 3.2(b) and Section 3.2(c) of this Agreement.

“Governmental Entity” means any federal, national, state, provincial or local, whether domestic (i.e., in the PRC) or foreign, government or any court of competent jurisdiction, administrative agency or commission or other governmental, regulatory, self-regulatory or enforcement authority or instrumentality, whether domestic, foreign or supranational, in each case including any successor entity performing the same or a similar function and including any arbitrator.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, mortgage,  power of sale, hypothecation, retention of title, right of pre-emption, court freezing order or other judicial order preventing or restricting dispositions or other restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, law, equity or otherwise.

“Material Adverse Effect” means any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, has had, has, or would reasonably be expected to have a material adverse change in or a material adverse effect on (i) the condition (financial or otherwise), affairs, assets, properties, employees, liabilities, results of operations, business or operations of such party and its Affiliates taken as a whole, or (ii) the ability of such party to consummate the transactions contemplated by the Transaction Agreements and to timely perform its material obligations hereunder and thereunder, in each case except to the extent that any such material adverse change or effect results or arises from (A) any action required to be taken pursuant to the terms and conditions of this Agreement, (B) changes in generally accepted accounting principles that are generally applicable to comparable companies (to the extent not materially disproportionately affecting such party or its Affiliates), (C) changes in general economic and market conditions (to the extent not materially disproportionately affecting such party or its Affiliates), (D) the execution, announcement or disclosure of this Agreement or any other Transaction Agreement or the pendency or consummation of the transactions hereunder or thereunder, (E) actions or omissions of the other Party or its Affiliates, or actions or omissions of a Party or its Affiliates that have been consented to by the other Party in writing or otherwise contemplated by the Transaction Agreements, (F) changes in general legal, tax or regulatory conditions (to the extent not materially disproportionately affecting such party or its Affiliates), (G) changes in national or international political or social conditions, including any engagement in hostilities or the occurrence of any military or terrorist attack or civil unrest, or (H) earthquakes, hurricanes, floods or other natural disasters.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, or unincorporated organization, or any Governmental Entity, officer, department, commission, board, bureau, or instrumentality thereof.

“PRC” means the People’s Republic of China, excluding, for the purposes of this Agreement, Hong Kong, the Macau Special Administrative Region and Taiwan for the purposes of this Agreement.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees and agents.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Significant Subsidiaries” means the Subsidiaries of the Company as listed in Exhibit 8.1 of the Form 20-F of the Company for the fiscal year ended December 31, 2017 (but excluding Fortune Rising Holdings Limited), each a “Significant Subsidiary”.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Subsidiary” with respect to any Person, means any other Person, whether or not existing on the date hereof, in which the specified Person directly or indirectly through Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the equity interests or voting power of or in such other Person or otherwise controls such other Person, whether through Contract or otherwise (including, for the avoidance of doubt, any VIEs that are consolidated into the financial statements of such Person in accordance with the generally accepted accounting principles applicable to such Person).

“Tax” or “Taxes” means (i) all taxes, governmental levies, or other like governmental assessments including all federal, state, county, local, municipal, or foreign corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture, accumulated earnings, windfall profits, estimated and other taxes, charges, duties or levies imposed or collected by any Governmental Entity, including any amount owed in respect of any Applicable Law relating to unclaimed property or escheat, all interest, penalties and additions imposed with respect to such amounts, and (ii) any amount owing in respect of clause (i) as a result of being a member of a combined, consolidated, unitary, affiliated or similar group, as a transferee or successor, by Contract or pursuant to Applicable Law.

“Transaction Agreements” means this Agreement, the Investor Rights Agreement, the BCA and each other document or agreement that is (i) confirmed in writing by the Company (or any of its Affiliates) and Purchaser (or any of its Affiliates) as a Transaction Agreement, or (ii) entered into or delivered in connection with the transactions contemplated hereby and thereby by and among the Company or any of its Subsidiaries and Affiliates on the one hand, and the Purchaser or any of its Subsidiaries and Affiliates on the other hand.

“U.S. GAAP” means the generally accepted accounting principles of the United States.

“USD” or “US$” means United States Dollars, the lawful currency of the United States of America.

“VIE” means variable interest entity.

(b)           Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
“ADSs”	3.1(f)
“Agreement”	Preamble
“CFC”	3.1(p)
“Class A Ordinary Shares”	Recitals
“Closing”	2.2(a)
“Closing Date”	2.2(a)
“Company”	Preamble
“Company Financial Statements”	3.1(h)(ii)
“Confidential Information”	6.11(a)
“Dispute”	6.2
“Disqualification Event”	3.1(u)
“FINRA”	3.2(f)(vi)
“Government Officials”	3.1(o)(iii)
“Investor Rights Agreement”	Recitals
“Issue Price”	2.1
“Issuer Covered Person”	3.1(u)
“Material Contracts”	3.1(l)
“Material Permits”	3.1(o)(vii)
“Nasdaq”	3.1(f)
“PFIC”	3.1(q)
“Purchaser”	Preamble
“SEC Documents”	3.1(h)(i)
“Subpart F Income”	3.1(p)
“Subscription Shares”	2.1(a)

(c)           In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)            The words “Party” and “Parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(ii)           When a reference is made in this Agreement to an Article, Section, Exhibit or clause, such reference is to an Article, Section, Exhibit or clause of this Agreement.

(iii)          The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(iv)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(v)           The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(vi)          All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(vii)         The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(viii)        The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(ix)          The term “$” means United States Dollars.

(x)           The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(xi)          A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(xii)         References herein to any gender include the other gender.

(xiii)        The Parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

CERTAIN TRANSACTIONS; CLOSING

Section 2.1            Certain Transactions. Upon the terms and subject to the conditions contained in this Agreement, the Purchaser shall subscribe for and purchase, and the Company shall issue and sell to the Purchaser, 27,106,948 shares of Class A Ordinary Shares (the “Subscription Shares”), free and clear of all Liens (except for restrictions created by virtue of this Agreement or any other Transaction Agreements), at an issue price (the “Issue Price”) of US$20.29 per Subscription Share, or US$549,999,974.92 in the aggregate.

Section 2.2            Closing and Closing Deliverables.

(a)           Closing. The closing of the transactions contemplated hereunder (the “Closing”) shall take place remotely via the electronic exchange of the closing documents and signatures (followed by prompt delivery of the originals therefor) concurrently with the satisfaction or waiver of all conditions and delivery obligations of the Parties set forth herein on the date hereof (the “Closing Date”). All transactions occurring at the Closing shall be deemed to occur simultaneously, and shall be effective as of the Closing and upon occurrence of all transactions contemplated by Section 2.1. For the avoidance of doubt, the consummation of the transactions contemplated by this Agreement and the Transaction Agreements shall occur together, and the Closing shall be deemed not to have occurred if any Party fails to deliver any agreement or other instrument or document required or contemplated under this Section 2.2.

(b)                                 At the Closing, the Purchaser shall:

(i)                                     pay to the Company the Issue Price by wire transfer of funds to a bank account in the name of the Company outside the PRC designated by the Company in writing; provided, that the Purchaser shall be deemed to have complied with this Section 2.2(b) so long as the Purchaser provides the Company with a copy of the irrevocable instructions provided to the Purchaser’s bank authorizing the wire at the Closing;

(ii)                                  deliver to the Company copies of the Transaction Agreements duly and validly executed by the Purchaser; and

(iii)                               deliver or cause the delivery of all the documents expressly required under the Transaction Agreements required to be delivered to the Company at Closing.

(c)                                  At the Closing, the Company shall:

(i)                                     allot and issue to the Purchaser, the Subscription Shares;

(ii)                                  cause its register of members to be duly updated to reflect the issue and allotment of the Subscription Shares to the Purchaser, and deliver to the Purchaser (1) a certified copy of such updated register of members, and (2) share certificate(s) representing the Subscription Shares in the name of the Purchaser;

(iii)                               deliver to the Purchaser copies of the Transaction Agreements duly and validly executed by the Company; and

(iv)                              deliver to the Purchaser a certificate signed by an authorized signatory of the Company, certifying that all corporate actions required to be taken by the Company in connection with the transactions contemplated under the Transaction Agreements have been completed.

(d)                                 Restrictive Legend. Each certificate representing any of the Subscription Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, AND (B) IF NOT OTHERWISE IN COMPLIANCE WITH THE SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND GOOGLE LLC, DATED JUNE 18, 2018 (THE “SUBSCRIPTION AGREEMENT”) AND THE INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND GOOGLE LLC, DATED JUNE 18, 2018 (THE “INVESTOR RIGHTS AGREEMENT”). ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT OR THE INVESTOR RIGHTS AGREEMENT SHALL BE VOID.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1                                    Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, that:

(a)                                 Due Formation and Qualification.

(i)                                     The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, has the requisite corporate power and authority to own, lease and operate its business and assets and to conduct its business as currently conducted and as described in the SEC Documents, and is duly qualified to transact business in all material respects in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification.

(ii)                                  Except as set forth in the SEC Documents, (1) the Company owns, directly or indirectly, the capital stock or other equity interests of each Significant Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Significant Subsidiary are (A) validly issued, (B) either fully paid, or duly paid in accordance with the payment schedule set forth in its articles of association, bylaws or other organizational or charter documents, (C) non-assessable and (D) free of preemptive (except for those statutory rights provided for under Applicable Law) and similar rights to subscribe for or purchase securities; (2) each Significant Subsidiary of the Company is an entity duly incorporated or otherwise organized, validly existing and in good standing (or its foreign equivalent) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, in all material respects; and (3) neither the Company nor any of its Significant Subsidiaries is in material violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b)                                 Authority; Valid Agreement. The Company has all requisite legal power and authority to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Transaction Agreements by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and each other Transaction Agreement will be duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser and the other parties thereto, constitutes (or, when executed and delivered in accordance therewith will constitute) a legal, valid and binding obligation of the Company, as the case may be, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or Applicable Law).

(c)                                  Due Issuance of the Subscription Shares. The Subscription Shares are duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any Lien, right of first refusal, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement or any other Transaction Agreements. Upon entry of the Purchaser into the register of members of the Company as the legal owner of the Subscription Shares, the Company will transfer to the Purchaser good and valid title to the Subscription Shares.

(d)                                 Non-contravention. None of the execution and the delivery of this Agreement and the other Transaction Agreements nor the consummation of the transactions contemplated hereby or thereby, by the Company will (i) violate any provision of the organizational documents of the Company or violates any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which the Company is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Lien under, or create in any party the right to accelerate, terminate, modify, or cancel, any material Contract to which the Company is a party or by which the Company is bound or to which any of the Company’s assets are subject. There is no existing, pending or threatened action, suit or proceeding against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into this Agreement or any other Transaction Agreement to which it is a party or to consummate the transactions contemplated hereby or thereby.

(e)                                  Consents and Approvals. Subject to the accuracy of the representations and warranties of the Purchaser under this Agreement and other Transaction Agreements, none of the execution and delivery by the Company of this Agreement or any other Transaction Agreements to which it is a party, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, nor the performance by the Company of this Agreement or such other Transaction Agreements in accordance with their respective terms requires the Approval, order or authorization of, or registration with, or the giving notice to, any Governmental Entity or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing and those filings required to be made with the SEC (including, without limitation, a Form 6-K and a Form D).

(f)                                   Compliance with Nasdaq requirements. The Company is, and the consummation of the transactions contemplated hereby will be, in compliance with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”). The Company has not taken any action designed to, or reasonably likely to have the effect of, delisting the American Depositary Shares representing Class A Ordinary Shares (the “ADSs”) from Nasdaq. The Company has not received any notification that the SEC or Nasdaq is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto). The Company is in compliance with the Sarbanes-Oxley Act and any and all applicable rules and regulations promulgated by the SEC thereunder in all material respects.

(g)                                  Capitalization.

(i)                                     The authorized share capital of the Company is US$2,000,000 divided into 99,000,000,000 Class A Ordinary Shares of a nominal or par value of US$0.00002 each and 1,000,000,000 class B ordinary shares of a nominal or par value of US$0.00002 each, of which 2,418,641,702 Class A Ordinary Shares and 460,631,551 class B ordinary shares are issued and outstanding as of May 31, 2018. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in the SEC Documents, the Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. The Subscription Shares will represent 0.93% of the outstanding share capital of the Company (prior to the issuance of such Subscription Shares) on a Fully-Diluted (by Treasury Method) (as defined in the Investor Rights Agreement) basis as of May 31, 2018.

(ii)                                  Except as set forth above in this Section 3.1(g) and in the SEC Documents, there are no outstanding (A) shares of capital stock or voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (C) preemptive or other outstanding rights, options, warrants, conversion rights, “phantom” stock rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(iii)                               Except as set forth in the SEC Documents, there are no stockholders agreements or voting agreements or registration rights, rights of first offer, rights of first refusal, tag-along rights, director appointment rights, governance rights or other similar rights with respect to the securities of the Company that have been granted to any Person.

(h)                                 SEC Matters; Financial Statements.

(i)                                     The Company has filed or furnished, as applicable, on a timely basis, all registration statements, proxy statements and other statements, reports, schedules, forms and other documents required to be filed or furnished by it with the SEC (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective effective dates (in the case of the SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Documents), or in each case, if amended prior to the date hereof, as of the date of the last such amendment: (A) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the SEC Documents (as the case may be) and (B) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the material statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company will file Exhibit 99.1, 99.2 and 99.3 to its Form 20-F for the fiscal year ended December 31, 2017 by an amendment to the Form 20-F by June 30, 2018 as permitted by the applicable securities laws.

(ii)                                  The financial statements (including any related notes) contained in the SEC Documents (collectively, the “Company Financial Statements”): (A) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby and (C) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby, except as disclosed therein and as permitted under the Exchange Act.

(iii)                               The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (A) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of material assets of the Company. There were no material weaknesses or significant deficiencies in the Company’s internal controls as of December 31, 2017. The Company’s auditors and the audit committee of the board of directors of the Company have not been advised of any fraud that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since December 31, 2017, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(iv)                              The “disclosure controls and procedures” (as defined in Rules 13a-15(e) or 15d-15(e), as applicable, under the Exchange Act) of the Company are designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure.

(v)                                 The Company is not a party to and has no commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contracts or undertaking, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract or undertaking is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other SEC Documents.

(i)                                     No Undisclosed Liabilities. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries has incurred or undertaken any material liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any material transactions, including any acquisition or disposition of any material business or asset, that would be required to be disclosed on a consolidated balance sheet of the Company prepared in accordance with U.S. GAAP, other than (i) liabilities or obligations disclosed and provided for in the Company Financial Statements or in the notes thereto or otherwise disclosed in the SEC Documents, (ii) liabilities or obligations that have been incurred by the Company since December 31, 2017 in the ordinary course of business or (iii) liabilities or obligations arising under or in connection with the transactions contemplated by this Agreement or any other Transaction Agreements.

(j)                                    Investment Company. The Company is not and, after giving effect to the offering and sale of the Subscription Shares, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(k)                                 Brokers. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Subscription Shares, and the Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscription Shares.

(l)                                     Contracts. The Company has filed as exhibits to the SEC Documents all Contracts and instruments (including all amendments thereto) that are required to be filed in the SEC Documents (the “Material Contracts”). Each Material Contract is in full force and effect, except those that have been fully performed or have expired or terminated in accordance with their terms. The Company is not in material default under, or in material breach or violation of, any Material Contract.

(m)                             Litigation. There are no pending or, to the knowledge of the Company, contemplated or threatened actions, claims, demands, investigations, examinations, indictments, litigations, suits or other criminal, civil or administrative or investigative proceedings before or by any Governmental Entity or by any other Person against the Company, its Subsidiaries or any of their respective directors or officers in their capacities as such, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Agreements or the issuance and allotment of the Subscription Shares or (ii) would, if decided adversely, have or reasonably be expected to result in a Material Adverse Effect on the Company. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any director or officer of the Company.

(n)                                 Absence of Certain Changes. Except as set forth in the SEC Documents, since December 31, 2017, (i) there has been no event, occurrence of development that has had, has or would reasonably be expected to result in a Material Adverse Effect on the Company, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) the Company has not issued any equity securities to any officer, director, employee or Affiliate of the Company and its Subsidiaries, except pursuant to existing stock option plans.

(o)                                 Compliance with Laws.

(i)                                     The business of the Company and its Subsidiaries is being conducted in  compliance with all Applicable Laws or government order applicable to the Company or its Subsidiaries, including Applicable Laws relating to VIE, labor, anti-unfair competition, anti-trust and monopolistic market conduct, consumer rights protection, data and privacy protection, intellectual rights protection, anti-counterfeiting, anti-money laundering, online payments, consumer finance, insurance brokerage, online food business operation, online lottery issuance/sale, online pharmaceutical/medical device sales, multi-purpose commercial prepaid cards issuance and Tax, except as set forth in the SEC Documents and except for non-compliance that has not had, does not have or would not be reasonably expected to have a material adverse impact on the Company and its Subsidiaries taken as a whole.

(ii)                                  None of the Company nor its Subsidiaries, to the knowledge of the Company, any Representative of the Company or its Subsidiaries nor any independent sales representative, consultant, intermediary, distributor or any other Person acting on behalf of the Company or its Subsidiaries, has, directly or indirectly, taken any action which would cause them or any other Person to be in material violation of: (i) the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder; (ii) the UK Bribery Act 2010; or (iii) any other applicable anti-corruption and/or anti-bribery laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity of China including the PRC Criminal Law and the PRC Anti-unfair Competition Law or any other jurisdiction applicable to the Company (whether by virtue of jurisdiction of organization or conduct of business).

(iii)                               None of the Company nor, to the knowledge of the Company, any Representative of the Company nor any independent sales representative, consultant, intermediary, distributor or any other Person acting on behalf of the Company, has, directly or indirectly, offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, sample, travel expense or entertainment) or any commission payment, or any payment related to political activity, to any of the following persons for the purpose of influencing any act or decision of such person in his official capacity, inducing such person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing such person to use his influence with a foreign government or instrumentality thereof to affect or to influence any act or decision of such government or instrumentality, in order to assist the Company in obtaining or retaining business for or with, or directing the business to, any Person: (i) any person who is an agent, representative, official, officer, director, or employee of any non-U.S. government or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (ii) any person acting in an official capacity for or on behalf of any such government, department, agency, instrumentality, or public international organization; (iii) any political party or official thereof; (iv) any candidate for political or political party office (such recipients in clauses (i), (ii), (iii) and (iv) of this subsection collectively, “Government Officials”); or (v) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official.

(iv)                              The books, records and accounts of the Company have at all times, in all material respects, accurately and fairly reflected, in reasonable detail, the transactions and dispositions of their respective funds and assets. There have never been any false or fictitious entries made in the books, records or accounts of the Company relating to any illegal payment or secret or unrecorded fund, and the Company has not established or maintained a secret or unrecorded fund.

(v)                                 None of the Company nor, to the knowledge of the Company, any Representative of the Company nor any independent sales representative, consultant, intermediary, distributor or any other Person acting on behalf of the Company, has, directly or indirectly, made any payments or transfers of value with the intent, or which have the purpose or effect, of engaging in commercial bribery, or acceptance of or acquiescence in kickbacks or other unlawful or improper means of obtaining business.

(vi)                              Except for those circumstances which would not result in violation of applicable anti-corruption and/or anti-bribery laws, neither the Company nor any of its directors, officers or employees is a Government Official.

(vii)                           The Company and its Subsidiaries possess all valid certificates, authorizations and Approvals issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, including with respect to the following businesses of its Subsidiaries in China: value-added telecommunication services; distributions of food, books, audio and video products, medical devices; provision of drug sales marketplace services, courier and transportation services, air transportation sales agency services, drug information services, and distribution or provision of such other products or services which are subject to administrative permitting requirements in and under the Applicable Laws of, the PRC, except where the failure to possess such certificates, authorizations and permits would not reasonably be expected to result in a Material Adverse Effect on the Company (“Material Permits”), and neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Material Permit, nor does there exist any event, fact, circumstance or development which would reasonably be expected to cause the revocation or cancellation of any Material Permit or the relevant Governmental Entities’ refusal to renew the same in the future on expiry of the same, except as would not reasonably be expected to result in a Material Adverse Effect on the Company.

(p)                                 Controlled Foreign Corporation. Immediately after the Closing, the Company will not be a “Controlled Foreign Corporation” (“CFC”) as defined in the Code with respect to the Subscription Shares. In the event that the Company is determined by its Tax advisors or the Tax advisors of the Purchaser to be a CFC with respect to the Subscription Shares, the Company agrees to use commercially reasonable efforts to avoid generating Subpart F Income (as defined in Section 952 of the Code) (“Subpart F Income”). The Company shall provide the Purchaser with access to such Company information as may be required by the Purchaser to determine the Company’s status as a CFC and to determine whether the Purchaser or any of the Purchaser’s Partners is required to report its pro rata portion of the Company’s Subpart F Income on its United States federal income tax return, or to allow the Purchaser or the Purchaser’s Partners to otherwise comply with applicable United States federal income tax laws. For purposes of this Section 3.1(p) and Section 3.1(q) below, (i) the term “Purchaser’s Partners” shall mean each of the Purchaser’s shareholders, members or other equity holders and any direct or indirect equity owners of such entities and (ii) the “Company” shall mean the Company and any of its Subsidiaries.

(q)                                 Passive Foreign Investment Company. To its knowledge after consultation with its Tax advisors, the Company was not a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code for its taxable year ended December 31, 2017 and does not anticipate being a PFIC for its taxable year ending December 31, 2018. The Company shall make due inquiry with its Tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify the Purchaser in writing of such status or risk, as the case may be. In connection with a “Qualified Electing Fund” election made by a Purchaser or any of a Purchaser’s Partners pursuant to Section 1295 of the Code or a “Protective Statement” filed by such Purchaser or any of such Purchaser’s Partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to the Purchaser in a form reasonably requested by Purchaser as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 90 days following the end of each such taxable year), and shall provide the Purchaser with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement.

(r)                                    Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Agreements and the transactions contemplated thereby.  The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Agreements and the transactions contemplated thereby and any advice given by the Purchaser or any of its Representatives or agents in connection with the Transaction Agreements and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Subscription Shares.

(s)                                   Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Subscription Shares by the Company to the Purchaser as contemplated hereby.

(t)                                    No General Solicitation.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Subscription Shares by any form of general solicitation or general advertising.  The Company has offered the Subscription Shares for sale only to the Purchaser.

(u)                                 No Disqualification Events.  With respect to the Subscription Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

(v)                                 Notice of Disqualification Events.  The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

Section 3.2                                    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing, that:

(a)                                 Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)                                 Authority. The Purchaser has full power and authority to enter into, execute and deliver the Transaction Agreements to which it is or is to become a party and each other agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to each such Transaction Agreement and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby or thereby. The execution and delivery by the Purchaser or of each Transaction Agreement to which it is or is to become a party and the performance by the Purchaser of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)                                  Valid Agreement. This Agreement has been, and each other Transaction Agreement to which the Purchaser is or is to become a party will be, duly executed and delivered by the Purchaser and constitutes (or, when executed and delivered in accordance therewith will constitute), the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Applicable Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or Applicable Law).

(d)                                 Non-contravention. None of the execution and the delivery of this Agreement or any other Transaction Agreement, nor the consummation of the transactions contemplated hereby or thereby, by the Purchaser will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of a Lien under, or create in any party the right to accelerate, terminate, modify, or cancel, any material Contract to which the Purchaser is a party or by which the Purchaser is bound or to which the Purchaser’s assets are subject. There is no action, suit or proceeding, pending or, to the knowledge of the Purchaser, threatened against the Purchaser that questions the validity of any Transaction Agreement or the right of the Purchaser to enter into any Transaction Agreement to which the Purchaser is or is to become a party or to consummate the transactions contemplated hereby or thereby.

(e)                                  Consents and Approvals. None of the execution and delivery by the Purchaser of this Agreement and the other Transaction Agreements to which the Purchaser is or is to become a Party, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by the Purchaser of this Agreement or any such Transaction Agreements in accordance with their respective terms requires the Approval, order or authorization of, or registration with, or the giving notice to, any Governmental Entity or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing.

(f)                                   Status and Investment Intent.

(i)                                     Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Subscription Shares. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)                                  Purchase Entirely for Own Account. The Purchaser is acquiring the Subscription Shares that it is purchasing pursuant to this Agreement for its own account for investment purpose only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other Persons to distribute, or regarding the distribution of the Subscription Shares in violation of the Securities Act or any other applicable state securities law.

(iii)                               Solicitation. The Purchaser was not identified or contacted through the marketing of the transactions contemplated by this Agreement. The Purchaser did not contact the Company as a result of any general solicitation or directed selling efforts. The purchase of the Subscription Shares by the Purchaser was not solicited by or through anyone other than the Company.

(iv)                              Restricted Securities. The Purchaser acknowledges that the Subscription Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Subscription Shares may only be offered, sold or otherwise transferred (x) to the Company, (y) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (z) pursuant to an exemption from registration under the Securities Act.

(v)                                 Status. The Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect, under the Securities Act.

(vi)                              FINRA. The Purchaser does not, directly or indirectly, own more than five percent (5%) of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

(g)                                  Brokers. The Purchaser has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with any transactions contemplated under any Transaction Agreements, and the Purchaser is not under or subject to any obligation to pay any broker’s fee or commission in connection with any transactions contemplated under any Transaction Agreements.

ARTICLE IV

COVENANTS

Section 4.1                                    Post-Closing Obligations. Subject to the terms and conditions of this Agreement, the Company and the Purchaser will, and cause their respective Subsidiaries and Affiliates to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements. On and after the Closing Date, and subject to the provisions of this Agreement, the Company and the Purchaser agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to implement the transactions contemplated by this Agreement and the other Transaction Agreements.

Section 4.2                                    Securities Law Filings. The Purchaser and the Company shall timely file all forms, reports and documents required to be filed by each with the SEC (including, if necessary, filing any required statements of beneficial ownership on Schedule 13D or Schedule 13G and such filings as may be required under Section 16 of the Exchange Act) as a result of the issuance of the Subscription Shares, provided that each Party shall provide the other with reasonable chance to review the relevant documents prior to the filing.

Section 4.3                                    Distribution Compliance Period. The Purchaser agrees not to resell, pledge or transfer any Subscription Shares within the United States or to any U.S. Person, as each of those terms is defined in Regulation S, during the 40 days following the Closing.

Section 4.4                                    Compliance with Transaction Agreements. The Purchaser hereby covenants and agrees with the Company to cause each covenant and agreement of any of its Affiliates party to each of the Transaction Agreements to be fully performed, satisfied and discharged, as if such covenants and agreements were set forth herein and repeated by the Purchaser hereunder as a primary obligor. The Company hereby covenants and agrees with the Purchaser to cause each covenant and agreement of any of its Affiliates party to each of the Transaction Agreements to be fully performed, satisfied and discharged, as if such covenants and agreements were set forth herein and repeated by the Company hereunder as a primary obligor.

ARTICLE V

INDEMNIFICATION

Section 5.1                                    Indemnification. The Parties hereby agree to the provisions set forth in Schedule 1, which is incorporated hereby into this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                    Survival of the Representations and Warranties. All representations and warranties made by any Party hereunder and in each other Transaction Agreement shall expire on the date that is eighteen (18) months after the Closing, except as to any claims hereunder and thereunder which have been asserted in writing pursuant to Section 1 of Schedule 1 against the Party making such representations and warranties on or prior to such applicable expiration date and the relevant party’s Fundamental Representations, each of which shall survive until the expiration of the applicable statute of limitations.

Section 6.2                                    Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of New York State, U.S. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, construction, interpretation, validity, termination or implementation (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators. The Company shall have the right to appoint one arbitrator, the Purchaser shall have the right to appoint one arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The law of this arbitration clause shall be New York law. The seat of arbitration shall be in Hong Kong. The arbitration proceedings shall be conducted in English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, either Party may seek immediate injunctive relief or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of this Agreement.

Section 6.3                                    Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, except as set forth in Schedule 1 with respect to Indemnified Parties (as defined therein) or as expressly provided otherwise in this Agreement.

Section 6.4                                    Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 6.5                                    Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 6.6                                    Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by any Party without the express written consent of the other Parties. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 6.7                                    Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given to the Party at the address set forth below (a) if in writing and served by personal delivery upon the Party for whom it is intended, on the date of such delivery; (b) if delivered by certified mail, registered mail or courier service, return-receipt received, on the date of such delivery; or (c) if delivered by email, upon confirmation of receipt by a non-automated response:

If to the Company, at:

Address:	21/F, Building A, No.18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, PRC
Attn.:	Juexi Liu, Legal Department (Mergers and Acquisitions Group)
E-mail:	Jessie.liu@jd.com; legalnotice@jd.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attn: Z. Julie Gao
Email: julie.gao@skadden.com
Facsimile No.: +852 3910 4863

If to the Purchaser, at:	Google LLC
1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn: Sanjay Kapoor, VP, Corporate Development; and Tim Reusing, Director, Legal
Email: investments-notice@google.com
Telephone No.: 650-253-0000
Facsimile No.: (650) 877-1790

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
875 Third Avenue
New York, NY 10022
Attn: Alexander B. Johnson, Mahvesh A. Qureshi
Email: alex.johnson@hoganlovells.com; mahvesh.qureshi@hoganlovells.com
Telephone No.: (212) 918-3030; (202) 637-3677
Facsimile No.: (212) 918-3100

Any Party may change its address for purposes of this Section 6.7 by giving the other Parties hereto written notice of the new address in the manner set forth above.

Section 6.8                                    Entire Agreement. This Agreement and the other Transaction Agreements (together with the schedules and exhibits hereto and thereto) together constitute the entire understanding and agreement between the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby and thereby are superseded by this Agreement and the other Transaction Agreements.

Section 6.9                                    Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.10                             Fees and Expenses. Except as otherwise provided in this Agreement or any other Transaction Agreements, the Parties will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 6.11                             Confidentiality.

(a)                                 Each Party shall, and shall cause its Affiliates to, keep confidential any non-public material or information with respect to this Agreement and the other Transaction Agreements, any of the terms and conditions of, and the status or other facts with respect to, this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby, including the existence of this agreement and the other Transaction Agreements (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving Party, (b) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Parties or their Affiliates, representatives or agents, so long as such party was not, to the knowledge of the receiving Party, subject to a duty of confidentiality to such Party or Affiliates or (d) developed independently by the receiving Party without reference to confidential information of the disclosing Party. No Party shall disclose such Confidential Information to any third Party. Either Party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement and shall not use such Confidential Information for any other purposes.

(b)                                 Notwithstanding any other provisions in this Section 6.11, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to Applicable Laws (including any rules or regulations of any relevant securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Entity, such Party may, in accordance with its understanding of the Applicable Laws, make the required disclosure in the manner it deems in compliance with the requirements of Applicable Laws, rules or regulations; provided that, the Party who is required to make such disclosure shall, to the extent permitted by Applicable Law and so far as it is reasonably practicable, provide the other Parties with prompt notice of such requirement and reasonably cooperate with the other Parties at such other Parties’ request and at the requesting Party’s cost, to enable such other Parties to seek an appropriate protection order or remedy. In addition, each Party may disclose, after giving prior notice to the other Parties to the extent reasonably practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Agreement; provided that, the Party who is required to make such disclosure shall, to the extent permitted by Applicable Law and so far as it is reasonably practicable, at the other Parties’ request and at the requesting Party’s cost, reasonably cooperate with the other Parties to enable such other Parties to seek an appropriate protection order or remedy.

(c)                                  Each Party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of the Transaction Agreements; provided that, such Party shall ensure such Persons strictly abide by the confidentiality obligations hereunder.

(d)                                 The confidentiality obligations of each Party hereunder shall survive the termination of this Agreement for a period of five (5) years. Each Party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other Party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other Party.

Section 6.12                             Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement or any other Transaction Agreements were not performed in accordance with the terms hereof or thereof and that the Parties shall be entitled to seek specific performance of the terms hereof or thereof, in addition to any other remedy at law or equity.

Section 6.13                             Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 6.14                             Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Signatures in the form of facsimile or electronically imaged “PDF” shall be deemed to be original signatures for all purposes hereunder.

Section 6.15                             Public Disclosure. Without limiting any other provision of this Agreement, the Parties will issue a joint press release mutually agreeable to both Parties with respect to the execution of this Agreement and any other Transaction Agreement and the transactions contemplated hereby and thereby.  Thereafter neither the Company nor the Purchaser, nor any of their respective Affiliates, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement or any other Transaction Agreements) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a Party’s counsel deems such disclosure necessary or desirable in order to comply with any Applicable Law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing Party shall give the other Party prior written notice of any required disclosure to the extent permitted by Applicable Law), shall limit such disclosure to the information such counsel advises is required to comply with such Applicable Law or regulations, and shall consult with the other Party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other Party. Notwithstanding anything to the contrary in this Section 6.15, the Purchaser and the Company may make public statements without the other Party’s consent, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by the Company or the Purchaser and do not reveal material, non-public information regarding the other Party or the transactions contemplated by this Agreement.

Section 6.16                             Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

Section 6.17                             No Partnership. The relationship between the Parties established by this Agreement and each of the other Transaction Agreements is that of independent contractors, and nothing contained in this Agreement or any of the other Transaction Agreements shall be construed to (i) give any Party the power to direct or control the day-to-day activities of any other Party, or (ii) allow any Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever. The Parties acknowledge and agree the relationship between the Parties does not and will not constitute a partnership (including a limited partnership) or a joint venture by reason of this Agreement, any other Transaction Agreement or otherwise, that no Party is or will be, by reason of this Agreement, any other Transaction Agreement or otherwise, a partner or joint venturer of the other Party for any purpose, and that this Agreement and each of the other Transaction Agreements shall not be construed to suggest otherwise.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

JD.COM, INC.

By:	/s/ Qiangdong Liu
Name:	Qiangdong Liu
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

GOOGLE LLC

By:	/s/ Sundar Pichai
Name:	Sundar Pichai
Title:	Chief Executive Officer

[Signature Page to Subscription Agreement]

Schedule 1

Indemnification

Section 1                                              Indemnification

(a)                                 From and after the Closing Date, each Party, as applicable (the “Indemnifying Party”), shall indemnify and hold the other Party and its directors, officers, employees, agents, Subsidiaries and Affiliates (collectively, the “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of the Indemnifying Party or its Subsidiaries or Affiliates contained in the Transaction Agreements or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of the Indemnifying Party or its Subsidiaries or Affiliates contained in the Transaction Agreements.

(b)                                 No Indemnifying Party shall be liable for any Loss consisting of punitive damages (except to the extent that such punitive damages are awarded to a third party against an Indemnified Party in connection with a Third Party Claim (as defined below)).

(c)                                  No Indemnified Party shall be entitled to recover any Losses, other than with respect to breaches of Fundamental Representations, until such time as the aggregate amount of all such Losses that have been suffered or incurred by any one or more of the Indemnified Parties exceeds $1,500,000 (the “Loss Threshold”), provided, however, that once the aggregate amount of all such Losses exceeds the Loss Threshold, the Indemnifying Party shall be liable for all such Losses (including the Loss Threshold).

(d)                                 The maximum aggregate amount of Losses that the Indemnified Parties will be entitled to recover pursuant to this Schedule 1, other than with respect to breaches of any Fundamental Representations or violation or nonperformance of any covenant or agreement, shall be limited to $109,999,994.98.  The maximum aggregate amount of Losses that the Indemnified Parties will be entitled to recover for breaches of Fundamental Representations (inclusive and not in duplication of the amounts recoverable in the preceding sentence) shall be limited to $549,999,974.92.  Notwithstanding the foregoing or anything else to the contrary contained herein, the limitations on indemnification set forth in this Agreement (including, without limitation, the limitations set forth in this Section 1) shall not apply to any claim based on fraud or willful misconduct of the Indemnifying Party or its Subsidiaries or Affiliates.

(e)                                  Notwithstanding any other provision in this Agreement, for the purposes of this Section 1, in determining the amount of any Losses suffered by any Indemnified Parties as a result of, arising out or in connection with any such breach, violation, inaccuracy in each such case for which the Indemnifying Party is required to indemnify and hold harmless the Indemnified Parties pursuant to this Schedule 1, all qualifications and limitations in such representations and warranties included in any Transaction Agreement, in each case, with respect to material adverse effect, Material Adverse Effect, materiality, material or similar terms shall be entirely disregarded and will not have any effect.

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(f)                                   The Indemnified Party shall not be entitled to recover from the Indemnifying Party under this Agreement or any other Transaction Agreement more than once in respect of the same Losses suffered.

(g)                                  Notwithstanding any other provision contained herein, the remedies contained in this Schedule 1 shall be the sole and exclusive monetary remedy of the Indemnified Parties for any claim arising out of or resulting from this Agreement and the other Transaction Agreements, except that no limitation or exceptions with respect to the obligations or liabilities on either Party provided hereunder shall apply to a Loss incurred by any Indemnified Party arising due to the fraud or fraudulent misrepresentation of the Indemnifying Party or its Subsidiaries or Affiliates. Nothing in this Schedule 1 or elsewhere in this Agreement shall affect any parties’ rights to specific performance or other equitable or non-monetary remedies with respect to the covenants and agreements in this Agreement or any of the other Transaction Agreements or that are to be performed at or after the Closing; provided that for the avoidance of doubt, except in the case of fraud or fraudulent misrepresentation, nothing contained herein shall permit any party to rescind this Agreement or any other Transaction Agreement.

(h)                                 The amount of any Losses for which indemnification is provided under this Schedule 1 shall be reduced by (i) any amounts that have been recovered by any Indemnified Party from any third party, and (ii) any insurance proceeds or other cash receipts or source of reimbursement that have been received by any Indemnified Party with respect to such Losses, in each case, net of any costs of recovery. If any amount to be reduced under this section from any payment required under this Schedule 1 is determined after the date on which the Indemnifying Party has paid such indemnification claim, the Indemnified Party shall reasonably promptly reimburse the Indemnifying Party any amount that the Indemnifying Party would not have had to pay pursuant to this Schedule 1 had such determination been made at the time of such indemnification payment by the Indemnifying Party.

(i)                                     Each Indemnified Party shall use commercially reasonable efforts to mitigate the Losses it incurs.

Section 2                                              Third Party Claims.

(a)                                 If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Schedule 1, then the Indemnified Party shall promptly following receipt of notice of such claim (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (“Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party’s request for indemnification under this Agreement. Notwithstanding the foregoing, no failure, delay or other deficiency in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure, delay or deficiency.

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(b)                                 Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right, but not the obligation, to assume the defense of any Third Party Claim by, within 30 days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party (other than immaterial equitable relief in connection with an award of monetary damages), or (iii) the Third Party Claim is or would reasonably be expected to result in Losses in excess of the amounts available for indemnification pursuant to this Agreement. If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to this Section 2(b), the Indemnifying Party shall conduct such defense in good faith.

(c)                                  If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate reasonably with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including in connection with the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 2(b) above.

(d)                                 In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 3                                              Other Claims.  In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s good faith estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure, delay or deficiency in providing such notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnity hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure, delay or deficiency. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

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